EXHIBIT 99.1

             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
   PACIFIC FINANCIAL CORPORATION FOR THE SPECIAL MEETING ON FEBRUARY 24, 2004


The undersigned hereby names Dennis A. Long and John Van Dijk, or either of them acting in the absence of the other, with full power of substitution, my true and lawful attorneys and proxies for me in my place and stead to attend the Special Meeting of Shareholders of Pacific Financial Corporation to be held on February 24, 2004, at 6:00 p.m., and any adjournments thereof, and to vote all of my shares that are entitled to vote at the meeting with all the powers that I would possess if personally present.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PACIFIC FINANCIAL CORPORATION. IF NO SPECIFIC DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSAL 1. PROXIES MAY VOTE IN THEIR DISCRETION AS TO SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Please mark your vote as in this example. |X| Check only one box for each proposal.


      The Board of Directors unanimously recommends a vote FOR Proposal 1.



1. Approval of the Agreement and Plan of Merger dated as of October 22, 2003, by and between Pacific Financial Corporation and BNW Bancorp, Inc.


                  FOR               AGAINST           ABSTAIN
                  |_|                 |_|               |_|

2. Transaction of such other business as may properly come before the meeting or any adjournment thereof.



SIGNATURE                                 DATE
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NOTE: Please sign exactly as name appears above.  Joint owners each should sign.
      Fiduciaries should add their full title to their signature. Corporations should sign in full corporate name by an authorized officer. Partnerships should sign in partnership name by an authorized person.